Exhibit 5.1

[Thompson & Knight LLP letterhead]

October 29, 2010

Texas Industries, Inc.

1431 West Mockingbird Lane, Suite 700W,

Dallas, Texas 75247

Ladies and Gentlemen:

We have acted as special counsel for Texas Industries, Inc., a Delaware corporation (the “Company”), in connection with the Company’s offer (the “Exchange Offer”) to exchange its 9 1/4% Senior Notes due 2020 to be registered under the Securities Act of 1933 (the “Exchange Notes”) for any and all of its outstanding 9 1/4% Senior Notes due 2020 (the “Outstanding Notes”). The Outstanding Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed (the “Subsidiary Guarantees,” and together with the Exchange Notes, the “Securities”) on a joint and several basis by the Company’s subsidiaries listed as “Registrant Guarantors” in the Company’s registration statement on Form S-4 (collectively, the “Subsidiary Guarantors”). The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to an Indenture dated as of August 10, 2010 (the “Indenture”), among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee.

In connection with such matters, we have examined the Indenture (including the Subsidiary Guarantees contained therein), the registration statement on Form S-4 filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission for the registration of the Securities under the Securities Act of 1933 (the registration statement, as amended at the time it becomes effective, being referred to as the “Registration Statement”) and such corporate or organizational records of the Company and the Subsidiary Guarantors, certificates of officials of the Company, the Subsidiary Guarantors and public officials and such other documents as we have deemed necessary or appropriate for the purpose of this opinion.

In giving these opinions, we have relied on certificates of officers of the Company and of public officials with respect to the accuracy of the factual matters those certificates cover or contain, and we have assumed that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies conform to the original copies of those documents and those original copies are authentic.

October 29, 2010

On the basis of and subject to the foregoing, we are of the opinion that:

1. The Exchange Notes will, when they have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Exchange Offer and the Indenture constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law, and (c) any implied covenants of good faith and fair dealing.

2. The Subsidiary Guarantees will, when they have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Exchange Offer and the Indenture constitute legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity, regardless of whether that enforceability is considered in a proceeding in equity or at law, and (c) any implied covenants of good faith and fair dealing.

We limit the opinions we express above in all respects to matters of the laws of the State of New York and the General Corporation Law of the State of Delaware, each as in effect on the date hereof.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement and to the reference to us therein under the caption “Legal Matters”. In giving this consent, we do not hereby admit we are in the category of persons whose written consent Section 7 of the 1933 Act requires to be filed with the Registration Statement.

Very truly yours,

/s/ Thompson & Knight LLP